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                                                         EXHIBIT 23(b)
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the DeltaShare Stock Option Plan and the Pilots Stock Option Plan) of our reports dated August 16, 1996 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
November 20, 1996